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                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 29th day of August, 2003 (the "Commencement Date"), and is by and between ASSURE OIL &
GAS CORP., a Ontario corporation with an office at 2750, 140 4th Avenue S.W., Calgary, Alberta T2P 3N3 (hereinafter "Company"), ASSURE ENERGY, INC., a Delaware corporation (ASUR") with an office at 2750, 140-4th Avenue S. W., Calgary, Alberta T2P 3N3 and TIM CHORNEY with an address at 3697 Springbank Drive SW, Calgary, Alberta T3H 4J8 (hereinafter the "Employee").

                              W I T N E S S E T H :

         WHEREAS, the Company wishes to retain the services of Employee to serve as Operations Manager and in such other capacities as the Company and Employee shall mutually agree in accordance with the following terms, conditions and provisions; and

         WHEREAS, Employee wishes to perform such services for and on behalf of Company, in accordance with the terms, conditions and provisions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained the parties hereto intending to be legally bound hereby agree as follows:

         1. EMPLOYMENT. Company hereby employs Employee and Employee accepts such full time employment and shall perform his duties and the responsibilities provided for herein in accordance with the terms and conditions of this Agreement.

         2. EMPLOYMENT STATUS. Employee shall at all times be Company's employee subject to the terms and conditions of this Agreement.

         3. TERM. Unless earlier terminated pursuant to terms and provisions of this Agreement, this Agreement shall have a term (the "Term") of two (2) years commencing September 29, 2003 (the "Commencement Date"). The Term may be extended for an additional one year period or periods, at the mutual discretion of the parties, on terms to be negotiated.

         4. POSITION. During Employee's employment hereunder, Employee shall serve as Operations Manager of the Company and in such other capacities as reasonably recognized by the Company. Employee shall perform such duties and exercise such powers commensurate with his positions and responsibilities as shall be determined from time to time by the Board of Directors of Company (the "Board").

         5. LOCATION. During Employee's employment hereunder, Employee shall be based at the Company's offices in Calgary, Alberta.


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         6. COMPENSATION.  For the performance of all of Employee's  services to be rendered pursuant to the terms of this Agreement, Company will pay and Employee will accept the following compensation:

                  6.1 Base Salary. During the first year and second year of the Term, Company shall pay Employee an annual base salary of CDN$100,000 (the "Base Salary") payable in equal monthly installments. Such Base Salary shall not be decreased during the Term. Employee's Base Salary, as in effect from time to time, is hereinafter referred to as the "Employee's Base Salary." The Company shall deduct and withhold from Employee's compensation all necessary or required taxes, including but not limited to Employee's statutory income tax withholding and employment insurance contributions, and any other applicable amounts required by law or any taxing authority.

                  6.2 Stock Options. ASUR hereby grants Employee stock options to acquire an aggregate of 75,000 shares of ASUR common stock at a price of US$3.00 per share. The stock options, in the form annexed hereto as Schedule 6.2, will be non-statutory, and will be exercisable, upon vesting, at any time during the five (5) year period that commences on the date of vesting. The stock options will contain anti-dilution provisions which will provide for adjustments to the exercise price and amount of shares issuable upon exercise under certain circumstances. The first 25,000 options vest on the earlier of March 31, 2004, or the date on which ASUR and its partially owned subsidiary, Quarry Oil & Gas Ltd., achieve, on a combined basis, 2,500 barrels of oil per day or its natural gas equivalent ("boe/d") based upon an industry ratio where 10 cubic feet of gas is deemed the equivalent of 1 barrel of oil (the "Initial Vesting Period"). The second 25,000 options vest on the earlier of September 30, 2004 or the date on which ASUR and its partially owned subsidiary, Quarry Oil & Gas, Ltd. achieve, on a combined basis; 3,000 boe/d. The remaining 25,000 options vest on the earlier of March 31, 2005 on the date on which ASUR and its partially owned subsidiary, Quarry Oil & Gas, Ltd., achieve, on a combined basis, 3,000 boe/d. The options are further subject to any applicable regulatory requirements.

                  6.3 Performance Incentives. During each year of the Term, as such may be extended, Employee shall be entitled to participate in the Company's Production Bonus Pool (the "Pool") subject to the discretion of and allocation thereof made by the board of directors of the Company and/or ASUR. The board shall also determine the other employees of the Company, ASUR and their affiliates that are eligible for participation in the Pool. The Pool is a cash pool to be funded by the Company and ASUR based on the sustained boe/d production of all oil and gas properties in which ASUR and the Company have a working interest. Funding of the Pool will be made in the amounts indicated after reaching the following milestones:

     o    Upon 2,000 boe/d sustained for 120 consecutive days       CDN$50,000
     o    Upon 2,500 boe/d sustained for 120 consecutive days       CDN$75,000
     o    Upon 3,000 boe/d sustained for 120 consecutive days       CDN$125,000
     o    Upon 3,500 boe/d sustained for 120 consecutive days       CDN$175,000
     o    Upon 4,000 boe/d sustained for 120 consecutive days       CDN$200,000
     o    Upon 4,500 boe/d sustained for 120 consecutive days       CDN$200,000
     o    Upon 5,000 boe/d sustained for 120 consecutive days       CDN$250,000
                                                                  -------------
                  TOTAL EXECUTIVE BONUS POOL (MAXIMUM)            CDN$1,075,000
                                                                  -------------


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Upon reaching a milestone (the "Milestone Date"), the Company and ASUR will fund the Pool in the required amount (a "Milestone Payment") not more than 45 days after the Milestone Date. To be eligible to receive a distribution of a Milestone Payment from the Pool, Employee must have been an employee of the Company, ASUR and/or their affiliates during the six month period prior to the applicable Milestone Date, on the Milestone Date and at the time of the related Pool distribution. Failure to be an employee on any of such dates will result in Employee's forfeiture of any and all rights to receive a Pool distribution based on the applicable Milestone Payment. 50% of each Milestone Payment will be distributed within 45 days of the related Milestone Date. 25% of each Milestone Payment will be distributed on the first anniversary of the related Milestone Date. The remaining 25% of each Milestone Payment will be distributed on the second anniversary of the related Milestone Date.

         7.       EMPLOYEE BENEFITS.

                  7.1. Employee shall be entitled to receive two (2) weeks paid vacation during each year of the Term. If such vacation time is not taken by Employee in the year when earned, at his option Employee may accrue vacation or receive compensation in lieu thereof at one-half the proportionate level of Employee's Base Salary during the year when earned.

                  7.2. Reasonable travel and other business expenses actually incurred by Employee in the performance of his duties hereunder shall be reimbursed by Company in accordance with Company policies as in effect from time to time.

                  7.3. The Employee shall be entitled to participate in all medical, dental, and other health care, life insurance, group accident, long term disability, savings, profit sharing, share option, share purchase and any other benefit plan of whatsoever nature which the Company may provide to its employees from time to time.

         8.       TERMINATION.

                  8.1.  Termination by Company Without Cause. Subject to Section
8.6 hereof, the Company shall have the right to terminate Employee's employment hereunder without cause by giving Employee written notice to that effect. Any such termination of employment shall be effective on the date specified in such notice.

                  8.2. Termination by Company for Cause. Subject to Section 8.6 hereof, the Company shall have the right to terminate this Agreement and Employee's employment hereunder "for cause" by giving Employee written notice to that effect. Any such termination of employment shall be effective on the date specified in such notice. For the purpose of this Agreement, "for cause" shall mean (i) commission of a willful act of dishonesty in the course of Employee's duties hereunder, (ii) conviction by a court of competent jurisdiction of a criminal offense or a crime constituting a felony or conviction in respect of any act involving fraud, dishonesty or moral turpitude resulting in Company's detriment or reflecting upon Company's integrity (other than traffic infractions or similar minor offenses), (iii) a material breach by Employee of the terms of this Agreement or the Company's Code of Conduct, as such may be amended from time to time, and failure to cure such breach within 30 days after receipt of written notice from Company specifying the nature of such breach or to pay compensation to Company deemed reasonable by Company if the breach cannot be cured.

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                  8.3. Death.

                           (a) Subject to Section 8.6 hereof,  if Employee  dies
during his employment hereunder, this Agreement shall terminate upon the date of Employee's death.

                  8.4. Termination by Employee for Good Reason.

                           (a)  Subject to Section 8.6  hereof,  Employee  shall
have the right to terminate this Agreement and his employment hereunder for "good reason" if (A) Employee shall have given Company prior written notice of the reason therefor, (B) such notice shall have been given to Company within fifteen (15) days after Employee is notified or otherwise first learns of the event constituting "good reason," and (C) a period of fifteen (15) days following receipt by Company of such notice shall have lapsed and the matters which constitute or give rise to such "good reason" shall not have been cured or eliminated by Company; provided, however, that if such matters are of a nature that same cannot be cured or eliminated within such fifteen (15) day period, such period shall be extended up to forty five (45) days, provided that Company shall take and diligently pursue during such period such action necessary to cure or eliminate such matters. In the event Company shall not take such action within such period, Employee may send another notice to Company electing to terminate his employment hereunder and, in such event, Employee's employment hereunder shall terminate and the effective date of such termination shall be the third business day after Company shall have received such notice.

                           (b) For the purpose of this Agreement,  "good reason"
shall mean the occurrence of any of the following without Employee`s prior written consent:

                                    (A)  Requiring  Employee to engage in (x) an
illegal act or (y) an act which is inconsistent with prior practices of Company and which could reasonably be deemed to be materially damaging or detrimental to Employee;

                                    (B) A default by  Company in the  payment of
any material sum or the provision of any material benefit due to Employee pursuant to this Agreement;

                                    (C) The  failure of Company  and/or  ASUR to
obtain the assumption of this Agreement by any successor to substantially all of the assets or business of Company or ASUR; or

                                    (D) Any  material  breach by  Company of any
provision of this Agreement which is not corrected by Company or, if the breach cannot be corrected, as to which Company fails to pay to Employee reasonable compensation for such breach, within 60 days following receipt by Company of written notice from Employee specifying the nature of such breach.

                  8.5.  Termination by Employee Without Good Reason.  Subject to
Section 8.6 hereof, Employee shall have the right to terminate this Agreement and his employment hereunder without good reason by giving Company 30 days prior written notice to that effect. The termination of employment shall be effective on the date specified in such notice, or earlier, at the determination of
Company, in which event such termination shall remain classified as a termination by Employee without good reason.


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                  8.6. Consideration.

                           (a) If Company  terminates  this  Agreement  "without
cause" under Section 8.1 or if Employee terminates this Agreement for "good reason" under Section 8.4, then Employee shall be entitled to receive, and Company shall pay to Employee:

                                    (i)     the lesser of six months Base Salary
or 50% of the total Base Salary remaining for the second year of the Term without reduction for present valuation not later than the next regularly scheduled payment date in accordance with Section 6.1;

                                    (ii)  all of the  accrued  but  unpaid  Base
Salary through the date of termination not later than the next regular scheduled payment date in accordance with Section 6;

                                    (iii) any business expenses to be reimbursed
but not reimbursed under Section 7 not later than the next regularly scheduled payment date in accordance with Section 7;

                           (b)  Unless due to the  liquidation  or winding up of
the Company, if payment is not made in a timely manner under Section 8.6(a) and it is fully and finally determined in accordance with Section 12 that Employee was terminated without cause, then Company shall pay to Employee, and the Arbitrator shall award Employee two (2) times the amount due to, and not timely paid to, Employee under this Section 8.6(b); it being understood that such additional amount is not a penalty but liquidated damages to Employee as compensation for damage to reputation which such damages would be difficult to quantify.

                           (c) If Company terminates this Agreement "with cause"
under Section 8.2, or if Employee terminates this Agreement for other than "good reason" under Section 8.5, or if this Agreement is terminated as a result of the death of Employee under Section 8.3, then Employee shall be entitled to receive, and Company shall pay to Employee, or, in the case of death, Employee's administrator:

                                    (i)  all  of the  accrued  but  unpaid  Base
Salary through the date of termination or death not later than the next regularly scheduled payment date in accordance with Section 6.1;

                                    (ii) any business  expenses to be reimbursed
but not reimbursed under Section 6 not later than the next regularly scheduled payment date in accordance with Section 6;

                           (d)  Subject to Section  8(f)  below,  if the Company
terminates this Agreement "without cause" under Section 8.1; if Employee terminates this Agreement for "good reason" under Section 8.4; or if this Agreement is terminated as the result of the death of Employee, Employee may thereafter have 90 days to exercise all options that were vested at the time of termination or death, following which time all such non-exercised options shall become void and of no further effect. All non-vested options at the time of termination or death shall become immediately void and of no further effect.


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                           (e) If the Company  terminates  this  Agreement  "for
cause" under Section 8.2; or if Employee terminates this Agreement "without good reason" under Section 8.5; all options received by Employee under Section 6.2 shall become immediately void and of no further effect.

                           (f) In the event the  Company  and/or  ASUR  fails to
obtain the assumption of this Agreement by any successors to substantially all of the assets or business of the Company or ASUR, all non-vested options received by Employee under Section 6.2 will be deemed to have vested and shall be exercisable for a period of five years from the date of vesting. Options received by Employee under 6.2 which have previously vested will remain exercisable for a period of five years from the date of their vesting.

         9. INTELLECTUAL PROPERTY. During the term of this Agreement, Employee shall disclose immediately to Company all ideas and inventions that he makes, conceives, discovers or develops during the course of employment with Company, including but not limited to any inventions, modifications, discoveries, developments, improvements, trademarks, computer programs, processes, products or procedures (collectively "Work Product") that: (i) relates to the business of Company; or (ii) results from tasks assigned to Employee by Company; or (iii) results from the use of the premises or property (whether tangible or intangible) owned, leased or contracted for or by Company. Employee agrees that any Work Product shall be the sole and exclusive property of Company without the payment of any royalty or other consideration except for the compensation paid to Employee hereunder. Employee agrees that during the term of this Agreement and thereafter, upon the request of Company and at its expense, he shall execute and deliver any and all applications, assignments and other instruments which Company shall deem necessary or advisable to transfer to and vest in Company Employee's entire right, title and interest in and to all such ideas, inventions,  trademarks  or other  developments  and to apply  for and to obtain patents or copyrights for any such patentable or copyrightable ideas, inventions, trademarks and other developments.

         10. Non-Disclosure of Information.

                  10.1. Employee acknowledges that by virtue of his position he will be privy to Company's confidential information and trade secrets, as they may exist from time to time, and that such confidential information and trade secrets may constitute valuable, special, and unique assets of Company (hereinafter collectively "Confidential Information"). Accordingly, Employee shall not, during the Term and for a period of five (5) years thereafter, intentionally disclose all or any part of the Confidential Information to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever, nor shall Employee and any other person by, through or with Employee, during the term and for a period of five (5) years thereafter, intentionally make use of any of the Confidential Information for any purpose or for the benefit of any other person or entity, other than Company, under any circumstances.

                  10.2. Company and Employee agree that a violation of the foregoing covenants will cause irreparable injury to Company, and that in the event of a breach or threatened breach by Employee of the provisions of this
Section 10, Company shall be entitled to an injunction restraining Employee from disclosing, in whole or in part, any Confidential Information, or from rendering any services to any person, firm, corporation, association or other entity to whom any such information, in whole or in part, has been disclosed or is threatened to be disclosed in violation of this Agreement. Nothing herein stated shall be construed as prohibiting Company from pursuing any other rights and remedies, at law or in equity, available to Company for such breach or threatened breach, including the recovery of damages from Employee.


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                  10.3. Notwithstanding anything contained in this Section 10 to the contrary, "Confidential Information" shall not include (i) information in the public domain as of the date hereof, (ii) information which enters the public domain hereafter through no fault of Employee, (iii) information created, discovered or developed by Employee independent of his association with Company, provided that such information is supported by accompanying documentation of such independent development. Nothing contained in this Section 10 shall be deemed to preclude the proper use by Employee of Confidential Information in the exercise of his duties hereunder or the disclosure of Confidential Information required by law

         11.      RESTRICTIVE COVENANT.

                  11.1. Covenant not to Compete. During the Term and for a period of one (1) year after the termination of this Agreement, Employee covenants and agrees that he shall not own, manage, operate, control, consult be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control, whether directly or indirectly, as an individual on his own account, or as a partner, member, joint venturer, officer, director or shareholder of a corporation or other entity, of any business which owns or operates a property located within 3 square miles of any property owned or operated by the Company, ASUR or their subsidiaries.

                  11.2. Enforceability. Employee acknowledges that the restrictions contained in this Section 11 are reasonable. In that regard, it is the intention of the parties to this Agreement that the provisions of this
Section 11 shall be enforced to the fullest extent permissible under the law and public policy applied in each jurisdiction in which enforcement is sought. Accordingly, if any portion of this Section 11 shall be adjudicated or deemed to be invalid or unenforceable, the remaining portions shall remain in full force and effect, and such invalid or unenforceable portion shall be limited to the particular jurisdiction in which such adjudication is made.

         12. ARBITRATION. Other than with respect to a proceeding for injunctive relief referred to herein, any controversy or claim arising out of or relating to this Agreement, the performance thereof or its breach or threatened breach shall be settled by arbitration in Calgary, Alberta or other mutually acceptable place in accordance with the then governing rules of the Canadian Arbitration Association. The finding of the arbitration panel or arbitrator shall be final and binding upon the parties with the costs of arbitration to be equally borne by the plaintiffs and the defendants, i.e. the costs borne by defendant side in the arbitration, whether single or multiple, shall equal the costs borne by the plaintiff side in the arbitration, whether single or multiple. Judgement upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction. In no event may the arbitration determination change Employee's compensation, title, duties or responsibilities, the entity to whom Employee reports or the principal place where Employee is to render his services.


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         13.      INDEMNIFICATION.

                  13.1. (a)  Indemnification of Expenses.  Except as provided in
Section 13(b) hereof, the Company shall indemnify to the fullest extent permitted by law if Employee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Employee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a "Claim") by reason of (or arising in part out of) any event or occurrence related to the fact that Employee is or was a director, officer, employee, agent or fiduciary of Company, or any subsidiary of Company, or is or was serving at the request of Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, or by reason of any action or inaction on the part of Employee while serving in such capacity (hereinafter an "Indemnifiable Event") against any and all expenses (including attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Employee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter "Expenses"), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by Company as soon as practicable but in any event no later than twenty days after Employee presents written demand therefor to Company.

                           (b)  Limitation  on  Indemnification.  The  Company's
obligation to indemnify Employee pursuant to this Agreement shall not extend to acts of Employee constituting gross negligence or other acts of malfeasance.

                  13.2. Expenses; Indemnification Procedure.

                           (a) Subject to the other terms and conditions of this
Agreement, Company shall advance all Expenses incurred by Employee. The advances to be made hereunder shall be paid by Company to Employee as soon as practicable but in any event no later than twenty days after written demand by Employee therefor to Company.

                           (b)  Employee  shall,  as a  condition  precedent  to
Employee's right to be indemnified under this Agreement, give Company notice in writing as soon as practicable of any Claim made against Employee for which indemnification will or could be sought under this Agreement. Notice to Company shall be directed to the Board of Directors of Company at the address shown on the signature page of this Agreement and to the address of each Director (or such other address as Company shall designate in writing to Employee). In addition, Employee shall give Company such information and cooperation as it may reasonably require and as shall be within Employee's power.


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


                           (c) For purposes of this Agreement, the determination
of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Employee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

                           (d) If, at the time of the  receipt by  Company  of a
notice of a Claim pursuant to Section 13.2(b) hereof, Company has liability insurance in effect which may cover such Claim, Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Employee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

                           (e) In the event Company shall be obligated hereunder
to pay the Expenses of any Claim, Company shall be entitled to assume the defense of such Claim with counsel approved by Employee, which approval shall not be unreasonably withheld, upon the delivery to Employee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Employee and the retention of such counsel by Company, Company will not be liable to Employee under this Agreement for any fees of counsel subsequently incurred by Employee with respect to the same Claim; provided that, (i) Employee shall have the right to employ Employee's counsel in any such Claim at Employee's expense and (ii) if (A) the employment of counsel by Employee has been previously authorized by Company, (B) Employee shall have reasonably concluded that there is a conflict of interest between Company and Employee in the conduct of any such defense, or (C) Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Employee's counsel shall be at the expense of Company. Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim against Employee without the consent of Employee so long as in the case of the settlement (i) Company has the financial ability to satisfy any monetary obligation involving Employee under such settlement and (ii) the settlement does not impose injunctive type relief on the activities of Employee. In all events, Employee will not unreasonably withhold its consent to any settlement.

         14. NOTICES. Any notice required, permitted or desired to be given under this Agreement shall be sufficient if it is in writing and (a) personally delivered to Employee or an authorized member of Company, (b) sent by overnight delivery or (c) sent by registered or certified mail, return receipt requested, to Company's or Employee's address as provided in this Agreement or to a different address designated in writing by either party. Notice is deemed given on the day it is delivered personally or by overnight delivery, or five (5) business days after it is sent by registered or certified mail.

         15. ASSIGNMENT. Employee acknowledges that his services are unique and personal. Accordingly, Employee may not assign his rights or delegate his duties or obligations under this Agreement. Company's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon Company's successors and assigns.

         16. WAIVER OF BREACH. Any waiver of a breach of a provision of this Agreement, or any delay or failure to exercise a right under a provision of this Agreement, by either party, shall not operate or be construed as a waiver of that or any other subsequent breach or right.

         17. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing which is signed by the parties. The parties hereto agree that any existing employment agreement between them shall terminate as of the date of this Agreement.

         18. GOVERNING LAW; VENUE. This Agreement shall be construed in accordance with and governed by the laws of the Province of Alberta, Canada as applied to agreements entered into and to be performed entirely in Alberta. Any dispute or controversy concerning or relating to this Agreement shall be exclusively resolved in the courts located in the City, of Calgary and the Province of Alberta.

         19. SEVERABILITY. The invalidity or non-enforceability of any provision of this Agreement or application thereof shall not affect the remaining valid and enforceable provisions of this Agreement or application thereof.

         20. CAPTIONS. Captions in this Agreement are inserted only as a matter of convenience and reference and shall not be used to interpret or construe any provisions of this Agreement.

         21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement. Delivery of signed counterparts via facsimile transmission shall be effective as manual delivery thereof.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties hereto has executed their Agreement as of the date first herein above written.


COMPANY:

ASSURE OIL & GAS CORP.

By:   /s/ Harvey Lalach
      ---------------------------------
      Name:     Harvey Lalach
      Title:    President


ASUR:

ASSURE ENERGY, INC.

By:   /s/ Harvey Lalach
      ---------------------------------
      Name:     Harvey Lalach
      Title:    President


EMPLOYEE

/s/ Tim Chorney
---------------------------------
Tim Chorney



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